     As filed with the Securities and Exchange Commission on April 29, 1996

                                                      Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 UNITED CAROLINA
                             BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

                    NORTH CAROLINA                         56-0954530
          (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)                Identification No.)



                               POST OFFICE BOX 682
                             127 WEST WEBSTER STREET
                        WHITEVILLE, NORTH CAROLINA 28472
          (Address of principal executive offices, including Zip Code)



                 STOCK OPTION POLICY FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)



                           HOWARD V. HUDSON, JR., ESQ.
                     UNITED CAROLINA BANCSHARES CORPORATION
                               POST OFFICE BOX 632
                             127 WEST WEBSTER STREET
                        WHITEVILLE, NORTH CAROLINA 28472
                                 (910) 642-5131
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                          WILLIAM R. LATHAN, JR., ESQ.
                              WARD AND SMITH, P.A.
                               1001 COLLEGE COURT
                               POST OFFICE BOX 867
                         NEW BERN, NORTH CAROLINA 28560
                                 (919) 633-1000


                         CALCULATION OF REGISTRATION FEE


                                                               PROPOSED                  PROPOSED
                                                                MAXIMUM                   MAXIMUM                AMOUNT OF
        TITLE OF SECURITIES             AMOUNT TO           OFFERING PRICE               AGGREGATE             REGISTRATION
         TO BE REGISTERED           BE REGISTERED (1)        PER SHARE (2)          OFFERING PRICE (2)            FEE (2)
Common Stock,
$4.00 par value                          23,414               $11.105541                 $260,025                  $100

(1) This Registration Statement registers securities offered pursuant to terms which provide for an adjustment in the number of securities being offered to prevent dilution resulting from stock splits, stock dividends or similar transactions and will be deemed to cover the additional securities offered or issued in connection with any such provision.

(2) Pursuant to Rule 457(h)(1), the registration fee has been calculated on the basis of the weighted average price per share at which shares could be purchased upon the exercise of options granted under the plan.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

            (i) Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

            (ii) Registrant's Current Reports on Form 8-K dated January 25, 1996 and April 16, 1996;

          (iii) Description of Registrant's common stock contained in its Registration Statement on Form 10, as amended by Registrant's subsequent reports filed under the Exchange Act.

   All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

   Ward and Smith, P.A., New Bern, North Carolina has rendered an opinion as to certain legal matters regarding the shares of Registrant's common stock to which this Registration Statement relates. Certain members of that firm beneficially own an aggregate of approximately 9,180 shares of Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The North Carolina Business Corporation Act (the "NCBCA") provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

   PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify or agree to indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (I) in the case of conduct in his or her official corporate capacity,


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reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

   MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

   ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

   COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

   VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, "indemnify or agree to indemnify any one or more of its officers, directors, employees and agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or


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


on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.


   PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

   INDEMNIFICATION BY REGISTRANT. Subject to such restrictions as are provided by federal securities law, Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification. In addition, Registrant currently maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

   Not applicable.

ITEM 8.  EXHIBITS

   The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

    4          Specimen of Registrant's  Common Stock  certificate  (incorporated by reference from
               Registrant's 1988 Annual Report on Form 10-K).

    5          Opinion of Ward and Smith, P.A. as to the legality of the securities being registered (filed herewith).

   23(a) Consent of KPMG Peat Marwick LLP to incorporation by reference of its report on Registrant's financial statements (filed herewith).

   23(b)       Consent of Ward and Smith, P.A. (contained in its opinion filed herewith as Exhibit 5).

   99          Copy of the Stock Option Policy for Non-Employee Directors.


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ITEM 9.  UNDERTAKINGS

   (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)         to include any Prospectus required by
                                        Section 10(a)(3) of the Securities Act
                                        of 1933;

                            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            provided, however, that paragraphs (a)(1)(i) and
                            (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is


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


incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) REQUEST FOR ACCELERATION OF EFFECTIVENESS OR FILING OF REGISTRATION STATEMENT ON FORM S-8

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on April 23, 1996.

                                   UNITED CAROLINA BANCSHARES CORPORATION
                                   (Registrant)


                                   BY:S/ Kenneth L. Miller
                                      Kenneth L. Miller
                                      President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                DATE




S/ E. Rhone Sasser          Chief Executive         April 23, 1996
E. Rhone Sasser             Officer (principal
                            executive officer)
                            and Director


S/ Ronald C. Monger         Executive Vice          April 23, 1996
Ronald C. Monger            President and Chief
                            Financial Officer
                            (principal financial
                            officer)

S/ John F. Watson           Controller (principal   April 23, 1996
John F. Watson              accounting officer)



S/ J. W. Adams              Director                April 23, 1996
J. W. Adams



S/ John V. Andrews          Director                April 23, 1996
John V. Andrews



S/ Russell M. Carter        Director                April 23, 1996
Russell M. Carter


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S/ W. E. Carter             Director                April 23, 1996
W. E. Carter



S/ Alfred E. Cleveland      Director                April 23, 1996
Alfred E. Cleveland



S/ James L. Cresimore       Director                April 23, 1996
James L. Cresimore



S/ Thomas P. Dillon         Director                April 23, 1996
Thomas P. Dillon



S/ C. Frank Griffin         Director                April 23, 1996
C. Frank Griffin



S/ James C. High            Director                April 23, 1996
James C. High



S/ Jack E. Shaw             Director                April 23, 1996
Jack E. Shaw



S/ Harold B. Wells          Director                April 23, 1996
Harold B. Wells



S/ Charles M. Winston       Director                April 23, 1996
Charles M. Winston

                                  EXHIBIT INDEX

EXHIBIT                                                  SEQUENTIAL
NUMBER                 DESCRIPTION                      PAGE NUMBER



  4            Specimen of Registrant's Common Stock
               certificate (incorporated herein by
               reference from Exhibit IV to Registrant's
               1988 Annual Report on Form 10-K).

  5            Opinion of Ward and Smith, P.A. as to
               the legality of the securities being
               registered (filed herewith).

23(a)          Consent of KPMG Peat Marwick LLP to
               incorporation by reference of its
               report on Registrant's financial
               statements (filed herewith).

23(b)          Consent of Ward and Smith, P.A.
               (included in its opinion filed
               herewith as Exhibit 5).

99             Copy of the Stock Option Policy for
               Non-Employee Directors.